Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Mike Welch
269-429-9761
mike@xpocorporate.com
EXPRESS-1 EXPEDITED SOLUTIONS POSTS PROFIT IN Q1 2009
SAINT JOSEPH, Mich. — May 13th, 2009 — Express-1 Expedited Solutions, Inc. today reported its earnings for the first quarter, ended March 31, 2009.
Express-1 Expedited Solutions, Inc. through its three operating companies (Express-1, Concert Group Logistics and Bounce Logistics), provides the following premium transportation services: same-day delivery, time-sensitive shipping and premium freight brokerage throughout North America, as well as domestic and international freight forwarding.
During the first quarter of 2009, Express-1 Expedited Solutions, Inc. reported a net income of $5,000 compared to $643,000 for the same quarter in 2008. The overall performance of the Company during the quarter was significantly impacted by a 15% reduction in gross revenues compared to the same quarter in 2008. This was due in large part to the current economic recession. The falling price of fuel also had a negative impact on gross revenues as fuel surcharge revenues were down on a quarter to quarter basis. Mike Welch, the Company’s CEO shared these thoughts, “Falling demand and excess capacity made for a very challenging transportation market in Q1. Although the economic recession has had a negative impact on the entire transportation market, our asset light model and its ability to quickly adapt to changing market conditions will enable us to weather these uncertain economic times.”
We continue to be excited about the potential of our Concert Group Logistics and Bounce business units as their diversified operations tempered our overall volume reductions in the first quarter of 2009. During Q1, the company purchased the operations and certain net assets from First Class Expediting Services in Rochester Hills, MI. “Our economic environment has brought with it acquisition opportunities such as First Class Expediting”, stated Welch, “This short haul expedited operation will allow our Expediting arm to expand into another niche and further complement the services provided by Express-1. “
During the quarter, we right-sized our operations to more efficiently deal with the current economic realities. These cuts which were primarily administrative in nature should result in savings of nearly $2,000,000 for the remainder of the year. We believe that these reductions will further strengthen our ongoing financial position as we continue through uncertain times. Unfortunately, transition costs involved with the right-sizing process prevented material cost reductions within the first quarter of 2009, however, the Company is realizing some of the anticipated results early in the second quarter.

Express-1 continues to have a strong balance sheet in addition to making strides in managing its accounts receivable. “As the automotive business has declined, so has our revenue and related accounts receivables associated with the industry” stated Welch. “We no longer have any customers that represent over 5% of our outstanding receivables and the combined total of the Big Three automotive manufacturers represents less than 4% of our receivables as of March 31, 2009.”
Overall, cash flow remains healthy as the final earnout of Concert Group Logistics and the acquisition of the First Class Expediting Services operation were funded through the Company’s credit facility during the first quarter. As of March 31, the Company had an additional $4.3 million of capacity on its line of credit, and the Company anticipates no additional significant capital needs for 2009. Additionally, the company remains in compliance with all of its debt covenants as of March 31, 2009.
Since March 31, 2009, the Company has cancelled or expired 2.2 million options and warrants. This represents a 40% reduction in our outstanding options and warrants and significantly reduces our potential for future dilution.
Conference Call/Webcast Information
Management will conduct a conference call Thursday May 14, 2009 at 11:00 a.m. Eastern to discuss the Company’s fourth quarter financial results. Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 877-407-0782, with international participants dialing 201-689-8567. A playback will be available until midnight on May 21, 2009. To listen to the playback, please call 877-660-6853. Use account number 286 and conference ID number 322583.
About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business segments, Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (Downers Grove, Illinois), and Bounce Logistics, Inc. (South Bend, Indiana). These segments are focused on premium services that include: same-day, time—sensitive and dedicated transportation as well as domestic and international freight forwarding. Serving more than 2,000 customers, the Company’s premium transportation offerings are provided through one of four operations centers; Buchanan, Michigan; Rochester Hills, Michigan; South Bend, Indiana and Downers Grove, Illinois. The Company services customers throughout the lower 48 states, portions of Canada and Mexico and internationally through its Concert Group Logistics network. The Company’s operating model can be described as non-asset or asset light, with independent contractors and brokerage relationships fulfilling the trucking services for most of its shipments, with independently owned stations managing the services of its freight-forwarding network. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance are subject to risks. These risks include: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above, you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Express-1 Expedited Solutions
Consolidated Balance Sheet

	(Unaudited)
	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash	$1,189,000	$1,107,000
Accounts receivable, net of allowances of $126,000 and $133,000, respectively	11,071,000	12,202,000
Prepaid expenses	346,000	372,000
Deferred tax asset, current	577,000	493,000
Other current assets	1,018,000	650,000

Total current assets	14,201,000	14,824,000

Property and equipment, net of $2,223,000 and $2,220,000 in accumulated depreciation, respectively	3,065,000	3,141,000
Goodwill	15,602,000	14,915,000
Identifiable intangible assets, net of $1,794,000 and $1,682,000 in accumulated amortization, respectively	7,729,000	7,631,000
Loans and advances	52,000	63,000
Other long term assets	1,016,000	1,108,000

Total long term assets	27,464,000	26,858,000

Total assets	$41,665,000	$41,682,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,635,000	$6,578,000
Accrued salaries and wages	248,000	691,000
Accrued expenses, other	1,264,000	862,000
Current maturities of long-term debt	1,219,000	1,235,000
Other current liabilities	292,000	1,030,000

Total current liabilities	8,658,000	10,396,000

Line of credit	4,159,000	2,320,000
Notes payable and capital leases, net of current maturities	1,123,000	1,400,000
Deferred tax liability, long-term	664,000	583,000
Other long-term liabilities	488,000	456,000

Total long-term liabilities	6,434,000	4,759,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares; no shares issued or outstanding Common stock, $.001 par value; 100,000,000 shares authorized; 32,215,218 and 32,215,218 shares issued; and 32,035,218 and 32,035,218 shares outstanding	32,000	32,000
Additional paid-in capital	26,357,000	26,316,000
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)
Accumulated earnings	291,000	286,000

Total stockholders’ equity	26,573,000	26,527,000

	$41,665,000	$41,682,000

Express-1 Expedited Solutions
Consolidated Statements of Operation

	Three Months Ended
	March 31, 2009	March 31, 2008
Revenues
Operating revenue	$20,072,000	$23,716,000
Expenses
Direct expense	16,856,000	19,606,000

Gross margin	3,216,000	4,110,000
Sales general and administrative expense	3,243,000	3,150,000

Operating income (loss) from continuing operations	(27,000)	960,000

Other (income) expense	(10,000)	3,000
Interest expense	22,000	80,000

Income (loss) from continuing operations before income tax	(39,000)	877,000
Income tax provision (benefit)	(14,000)	347,000

Income (loss) from continuing operations	(25,000)	530,000
Income from discontinued operations, net of tax	30,000	113,000

Net income	$5,000	$643,000

Basic income per share
Income from continuing operations	$—	$0.02
Income from discontinued operations	—	—
Net income	—	0.02

Diluted income per share
Income from continuing operations	—	0.02
Income from discontinued operations	—	—
Net income	$—	$0.02

Weighted average common shares outstanding
Basic weighted average common shares outstanding	32,035,218	29,717,539
Diluted weighted average common shares outstanding	32,150,601	30,068,442

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Three Months Ended March 31,
(Unaudited)

					Percent of
	Quarter to Date		Quarter to Quarter Change		Business Unit Revenue
	2009	2008	In Dollars	In Percentage	2009	2008
Revenues
Express-1	$8,888,000	$13,168,000	$(4,280,000)	-32.5%	44.3%	55.5%
Concert Group Logisitcs	9,639,000	10,471,000	(832,000)	-7.9%	48.0%	44.2%
Bounce Logistics	1,780,000	183,000	1,597,000	872.7%	8.9%	0.8%
Intercompany eliminations	(235,000)	(106,000)	(129,000)	-121.7%	-1.2%	-0.5%

Total revenues	20,072,000	23,716,000	(3,644,000)	-15.4%	100.0%	100.0%

Direct expenses
Express-1	6,876,000	10,055,000	(3,179,000)	-31.6%	77.4%	76.4%
Concert Group Logisitcs	8,752,000	9,484,000	(732,000)	-7.7%	90.8%	90.6%
Bounce Logistics	1,463,000	173,000	1,290,000	745.7%	82.2%	94.5%
Intercompany eliminations	(235,000)	(106,000)	(129,000)	-121.7%	100.0%	100.0%

Total direct expenses	16,856,000	19,606,000	(2,750,000)	-14.0%	84.0%	82.7%

Gross margin
Express-1	2,012,000	3,113,000	(1,101,000)	-35.4%	22.6%	23.6%
Concert Group Logisitcs	887,000	987,000	(100,000)	-10.1%	9.2%	9.4%
Bounce Logistics	317,000	10,000	307,000	3070.0%	17.8%	5.5%

Total gross margin	3,216,000	4,110,000	(894,000)	-21.8%	16.0%	17.3%

Selling, general & administrative
Express-1	1,852,000	1,859,000	(7,000)	-0.4%	20.8%	14.1%
Concert Group Logisitcs	687,000	746,000	(59,000)	-7.9%	7.1%	7.1%
Bounce Logistics	276,000	136,000	140,000	102.9%	15.5%	74.3%
Corporate	428,000	409,000	19,000	4.6%	2.1%	1.7%

Total selling, general & administrative	3,243,000	3,150,000	93,000	3.0%	16.2%	13.3%

Operating income from continuing operations
Express-1	160,000	1,254,000	(1,094,000)	-87.2%	1.8%	9.5%
Concert Group Logisitcs	200,000	241,000	(41,000)	-17.0%	2.1%	2.3%
Bounce Logistics	41,000	(126,000)	167,000	132.5%	2.3%	-68.9%
Corporate	(428,000)	(409,000)	(19,000)	-4.6%	-2.1%	-1.7%

Operating income (loss) from continuing operations	(27,000)	960,000	(987,000)	-102.8%	-0.1%	4.0%

Interest expense	22,000	80,000	(58,000)	-72.5%	0.1%	0.3%
Other (income) expense	(10,000)	3,000	(13,000)	-433.3%	0.0%	0.0%

Income (loss) from continuing operations before tax	(39,000)	877,000	(916,000)	-104.4%	-0.2%	3.7%

Tax provision (benefit)	(14,000)	347,000	(361,000)	-104.0%	-0.1%	1.5%

Income (loss) from continuing operations	(25,000)	530,000	(555,000)	-104.7%	-0.1%	2.2%

Income from discontinued operations, net of tax	30,000	113,000	(83,000)	-73.5%	0.1%	0.5%

Net income	$5,000	$643,000	$(638,000)	-99.2%	0.0%	2.7%